EXHIBIT 19.8

PRINCIPAL SUBSIDIARIES AND OPERATING ENTITIES AS AT 31 DECEMBER

	Country of Incorporation	Shares held 2013	Shares held 2012	Percentage held
				percent 2013	percent 2012
Principal subsidiaries
AngloGold Ashanti Australia Limited	2	257,462,077	257,462,077	100	100
AngloGold Ashanti Holdings plc	6	5,105,738,016	4,778,273,521	100	100
AngloGold Ashanti Holdings Finance plc	6	100	100	100	100
AngloGold Ashanti USA Incorporated	12	237	237	100	100
AngloGold Ashanti USA Incorporated (*)		500	500

Operating entities (1)
AngloGold Ashanti Córrego do Sítio Mineração S.A	3	4,167,085,000	4,167,085,000	100	100
AngloGold Ashanti (Ghana) Limited (2)	4	132,419,585	132,419,585	100	100
AngloGold Ashanti (Iduapriem) Limited	4	66,270	66,270	100	100
AngloGold Australia Limited (3)	2	257,462,077	257,462,077	100	100
AngloGold Namibia (Pty) Ltd (4)	9	10,000	10,000	100	100
Cerro Vanguardia S.A.	1	13,875,000	13,875,000	92.50	92.50
AngloGold Ashanti (Colorado) Corp (5)	12	1,250	1,250	100	100
Geita Gold Mining Limited	11	123,382,772	123,382,772	100	100
Kibali (Jersey) Limited (6) (7)	7	2,214	2,214	50	50
Mineração Serra Grande S.A.	3	1,999,999	1,999,999	100	100
Société AngloGold Ashanti de Guinée S.A.	5	3,486,134	3,486,134	85	85
Société des Mines de Morila S.A.(6)	8	400	400	40	40
Société d’Exploitation des Mines d’Or de Sadiola S.A.(6)	8	41,000	41,000	41	41
Société d’Exploitation des Mines d’Or de Yatela S.A.(6)	8	400	400	40	40

Principal subsidiaries are those subsidiaries that hold material contracts and/or act as borrowers and/or guarantors of such material contracts, or operating mines

*	Indicates preference shares

(1)	All the operations in South Africa, namely, Mine Waste Solutions, Great Noligwa, Kopanang, Moab Khotsong, Mponeng, and TauTona are held by the parent company, AngloGold Ashanti Limited.
(2)	Operates the Obuasi mine in Ghana.
(3)	Owner of the Sunrise Dam operation and the Tropicana joint venture in Australia.
(4)	A binding agreement for the sale of the company was signed on 10 February 2014, subject to certain conditions.
(5)	Operates the Cripple Creek & Victor gold mine.
(6)	Represents a joint venture entity.
(7)	Operates the Kibali mine in the Democratic Republic of the Congo.

Country of incorporation – key
1 Argentina	7	Jersey
2 Australia	8	Mali
3 Brazil	9	Namibia
4 Ghana	10	South Africa
5 Republic of Guinea	11	Tanzania
6 Isle of Man	12	United States of America

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